UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 23, 2008
Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13810 (Commission File Number)	94-3155066 (IRS Employer Identification No.)

39700 Eureka Drive
Newark, CA 94560
(Address of principal executive offices, including zip code)

(510) 933-3000
 (Registrant's telephone number, including area code)

Socket Communications, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At the annual stockholder meeting of Socket Communications, Inc. (the "Company") held on April 23, 2008, the stockholders approved an amendment to the Company's Certificate of Incorporation, as amended ("Certificate of Incorporation"), to change the Company's name from "Socket Communications, Inc." to "Socket Mobile, Inc." On April 23, 2008, the Company filed a Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") effecting the corporate name change with the Secretary of State of the State of Delaware. The Company's common stock will continue to trade on the Nasdaq Global Market under the ticker symbol "SCKT."

A copy of the Certificate of Amendment effecting the name change and a copy of the press release containing the foregoing announcement are attached hereto as Exhibits 3.1 and 99.1 respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Socket Communications, Inc. filed with the Secretary of State of the State of Delaware on April 23, 2008.
99.1	Text of press release, dated April 23, 2008, titled "Socket Communications, Inc. Changes Its Name to Socket Mobile, Inc."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: April 23, 2008	By: /s/	David W. Dunlap

Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Certificate of Incorporation of Socket Communications, Inc. filed with the Secretary of State of the State of Delaware on April 23, 2008.
99.1	Text of press release, dated April 23, 2008, titled "Socket Communications, Inc. Changes Its Name to Socket Mobile, Inc."